Exhibit 4.19

Exclusive Option Agreement

This Exclusive Option Agreement (this “Agreement”) is executed by and among the following Parties as of the 20 day of January , 2016  in Beijing, China:

Party A: ChinaCache International Holdings Ltd., a Cayman corporation, organized and existing under the company law of the Cayman Islands, British West Indies (“Cayman”), with its address at Offshore Incorporations (Cayman) Limited, Scotia Center, 4th Floor, P.O. Box 2804, George Town, Cayman Islands, British West Indies;

Party B: Song Wang, a citizen of the People’s Republic of China (“China”) with Chinese Identification No.:      , whose address is at      ; and

Party C: Beijing Blue I. T. Technologies Co” Ltd., a limited liability company organized and existing under the laws of China, with its address at NO. 8A, Lang Qiu Garden, Ta Yuan, Hai Dian District, Beijing.

In this Agreement, each of Party A, Party B and Party C shall be referred to as a “Party” respectively, and they shall be collectively referred to as the “Parties”.

Whereas:

1.                   Party B holds 55% of the equity interest in Party C;

2.                   Party A and Party B executed a Loan Agreement on the 23 day of September 2005, under which Party A provide a loan in US dollars equivalent to the amount of 5,500,000 RMB to Party B to acquire 55% of the equity interest of Party C; Party A and Party B executed a loan agreement as of the date of this Agreement, under which Party A provides a loan in US dollars equivalent to  the amount of 5,500,000 RMB to Party B to subscribe the increased registered capital of Party C which shall result in Party A’s possession of 55% equity interests in Party C upon the completion of such capital increase. The aforesaid two loan agreements shall collectively be referred to as the “Loan Agreements”.

3.                   The Parties entered into an Exclusive Option Agreement as of September 23, 2005 and a Supplement Agreement to the Exclusive Option Agreement as of May 10, 2010 (together “Existing Exclusive Option Agreement”).

Now therefore, upon mutual discussion and negotiation, the Parties have reached the following agreement:

1.              Sale and Purchase of Equity Interest

1.1            Option Granted

In consideration of the payment by Party A of the amount of loan specified under the Loan Agreements Party B hereby irrevocably grants Party A an irrevocable and exclusive right to purchase, or designate one or more persons (each, a “Designee”) to purchase the equity interests in Party C then held by Party B once or at multiple times at any time in part or in whole at Party A’s sole and absolute discretion to the extent permitted by Chinese laws and at the price described in Section 1.3 herein (such right being the “Equity Interest Purchase Option”). Except for Party A and the Designee(s), no other person shall be entitled to the Equity Interest Purchase Option or other rights with respect to the equity interests of Party B. Party C hereby agrees to the grant by Party B of the Equity Interest Purchase Option to Party A. The term “person” as used herein shall refer to individuals, corporations, partnerships, partners, enterprises, trusts or non-corporate organizations.

1.2            Steps for Exercise of Equity Interest Purchase Option

Subject to the provisions of the laws and regulations of China, Party A may exercise the Equity Interest Purchase Option by issuing a written notice to Party B (the “Equity Interest Purchase Option Notice”), specifying: (a) Party A’s decision to exercise the Equity Interest Purchase Option; (b) the portion of equity interests to be purchased from Party B (the “Optioned Interests”); and (c) the date for purchasing the Optioned Interests and/or the date for transfer of the Optioned Interests.

1.3            Equity Interest Purchase Price

Unless an appraisal is required by the laws of China applicable to the Equity Interest Purchase Option when exercised by Party A, the purchase price of the Optioned Interests (the “Equity Interest Purchase Price”) shall equal to the amount of outstanding loan provided under the Loan Agreement between Party A and Party B and the amount of outstanding Financial Support provided by Party A as requested by ChinaCache International Holdings Ltd. (“ChinaCache”), if any, and the Equity Interest Purchase Price can be off-set by the amount of outstanding loan and Financial Support payable by Party B. If any, and the Equity Interest Purchase Price can be off-set by the amount of outstanding loan and Financial Support payable by Party B. If an appraisal to Party C’s equity interest is required under the  PRC laws upon Party A’s exercise of the Equity Interest Purchase Option, the Equity Interest Purchase Price shall be determined by the appraisal result in accordance with PRC laws; if the after-appraisal Equity Interest Purchase Price obtained by Party B is higher than the sum of the outstanding loans under the Loan Agreements and the outstanding Financial Support provided by Party A as requested by ChinaCache, then Party B agrees to provide such excessive amount to Party A’s wholly owned subsidiaries in PRC in ways permitted by the PRC laws.

1.4            Transfer of Optioned Interests

For each exercise of the Equity Interest Purchase Option:

1.4.1                Party B shall cause Party C to promptly convene a shareholders’ meeting, at which a resolution shall be adopted approving Party B’s transfer of the Optioned Interests to Party A and/or the Designee(s);

Party B shall cause the shareholders’ meeting and board meeting of Party C to adopt the following resolutions the forms as set forth in Appendices II and III.

(a)              Party B’s transfer of its equity interests in part or in whole to Party A and/or the transferee designated by Party A; and

(b)              Other matters upon reasonable requirements of Party A.

1.4.2                Party B shall execute a share transfer agreement with respect to each transfer with Party A and/or each Designee (whichever is applicable), in accordance with the provisions of this Agreement and the Equity Interest Purchase Option Notice regarding the Optioned Interests. In order to facilitate the Equity Interest Purchase Option in this Agreement, Party B shall, upon the requirements of Party A, execute the Share Transfer Agreement in seven counterparts in accordance with the form set forth in Appendix I attached hereto, and provide the shareholders’ resolutions and the resolutions of the board of directors in accordance with the forms set forth in the Appendix II and Appendix III when executing and delivering this Agreement. The executed Share Transfer Agreement and the shareholders’ resolutions and the resolutions of the board of directors mentioned above shall be delivered to Party A for its custody.

In order to avoid the doubt, the Parties herein confirm that, for the intention of this Agreement, if the documents executed in accordance with Appendices I, II and III of this Agreement cannot meet the specific situation and/or the requirements of the laws and regulations of China then effective at the time of Party A’s exercise of the Option, Party B agrees to execute with Party A and/or the Designee such additional share transfer documents and other documents as necessary to make the share transfer documents effective and enforceable.

1.4.3                The relevant Parties shall execute all other necessary contracts, agreements or documents, obtain all necessary government licenses and permits and take all necessary actions to transfer valid ownership of the Optioned Interests to Party A and/or the Designee(s), unencumbered by any security interests, and cause Party A and/or the Designee(s) to become the registered owner(s) of the Optioned Interests. For the purpose of this Section and this Agreement, “security interests” shall include securities, mortgages, third party’s rights or interests, any stock options, acquisition right, right of first refusal, right to offset, ownership retention or other security arrangements, but shall be deemed to exclude any security interest created by this Agreement and Party B’s Share Pledge Agreement. “Party B’s Share Pledge Agreement” as used in this Section and this Agreement shall refer to the Share Pledge Agreement (“Share Pledge Agreement”) executed by and among Party A, Party B and Party C as of the date hereof, whereby Party B pledges all of its equity interests in Party C to Party A, in order to guarantee Party C’s performance of its obligations under the Exclusive Business Corporation Agreement, the Trademarks License Agreements and the Domain Names License Agreement executed by and between Party C and Party A.

1.5            Payment of the Equity Interest Purchase Price

Upon exercise of the Equity Interest Purchase Option by Party A, Party A may elect to make payment of the Equity Interest Purchase Price by cancelling the outstanding amount of loan owed by Party B to Party A and outstanding Financial Support provided by Party A to Party B as requested by ChinaCache (if any), in which case Party A shall not be required to pay any additional Equity Interest Purchase Price to Party B, and Party B’s outstanding loan and Financial Support (if any) shall be cancelled.

2.                  Covenants

2.1            Covenants regarding Party C

Party B (as the shareholders of Party C) and Party C hereby covenant as follows:

2.1.1                Without the prior written consent of Party A, they shall not in any manner supplement, change or amend the articles of association and bylaws of Party C, increase or decrease its registered capital, or change its structure of registered capital in other manners;

2.1.2                They shall maintain Party C’s corporate existence in accordance with good financial and business standards and practices by prudently and effectively operating its   business and handling its affairs;

2.1.3                Without the prior written consent of Party A, they shall not at any time following the date hereof, sell, transfer, mortgage or dispose of in any manner any assets of Party C or legal or beneficial interest in the business or revenues of Party C, or allow the encumbrance thereon of any security interest;

2.1.4                Without the prior written consent of Party A, they shall not incur, inherit, guarantee or suffer the existence of any debt, except for (i) debts incurred in the ordinary course of business other than through loans; and (ii) debts disclosed to Party A for which Party A’s written consent has been obtained;

2.1.5                They shall always operate all of Party C’s businesses during the ordinary course of business to maintain the asset value of Party C and refrain from any action/omission that may affect Party C’s operating status and asset value;

2.1.6                Without the prior written consent of Party A, they shall not cause Party C to execute any major contract, except the contracts in the ordinary course of business (for purpose of this subsection, a contract with a value exceeding RMB 100 shall be deemed a major contract);

2.1.7                Party C shall not provide any person with any loan or credit;

2.1.8                They shall provide Party A with information on Party C’s business operations and financial condition at Party A’s request;

2.1.9                If requested by Party A, they shall procure and maintain insurance in respect of Party C’s assets and business from an insurance carrier acceptable to Party A, at an amount and type of coverage typical for companies that operate similar businesses;

2.1.10         Without the prior written consent of Party A, they shall not cause or permit Party C to merge, consolidate with, acquire or invest in any person;

2.1.11         They shall immediately notify Party A of the occurrence or possible occurrence of any litigation, arbitration or administrative proceedings relating to Party C’s assets, business or revenue;

2.1.12         To maintain the ownership by Party C of all of its assets, they shall execute all necessary or appropriate documents, take all necessary or appropriate actions and file all necessary or appropriate complaints or raise necessary and appropriate defenses against all claims;

2.1.13         Without the prior written consent of Party A, Party C shall not in any manner distribute dividends to its shareholders; if upon Party A’s written request, Party C distributes all or part of its distributable profits to its shareholders, then Party B shall provide such profits as received to Party A’s wholly owned subsidiaries in PRC in ways permitted by the PRC laws; and

2.1.14         At the request of Party A, they shall appoint any persons designated by Party A as directors of Party C.

2.2            Covenants of Party B and Party C

Party B hereby covenants as follows:

2.2.1                Without the prior written consent of Party A, Party B shall not sell, transfer, mortgage or dispose of in any other manner any legal or beneficial interest in the equity interests in Party C held by Party B, or allow the encumbrance thereon of any security interest, except for the pledge placed on these equity interests in accordance with Party B’s Share Pledge Agreement;

2.2.2                Party B shall cause the shareholders’ meeting and/or the board of directors of Party C not to approve the sale, transfer, mortgage or disposition in any other manner of any legal or beneficial interest in the equity interests in Party C held by Party B, or allow the encumbrance thereon of any security interest, without the prior written consent of Party A, except for the pledge placed on these equity interests in accordance with Party B’s Share Pledge Agreement;

2.2.3                Party B shall cause the shareholders’ meeting or the board of directors of Party C not to approve the merger or consolidation with any person, or the acquisition of or investment in any person, without the prior written consent of Party A;

2.2.4                Party B shall immediately notify Party A of the occurrence or possible occurrence of any litigation, arbitration or administrative proceedings relating to the equity interests in Party C held by Party B;

2.2.5                Party B shall cause the shareholders’ meeting or the board of directors of Party C to vote their approval of the transfer of the Optioned Interests as set forth in this Agreement and to take any and all other actions that may be requested by Party A;

2.2.6                To the extent necessary to maintain Party B’s ownership in Party C, Party B shall execute all necessary or appropriate documents, take all necessary or appropriate actions and file all necessary or appropriate complaints or raise necessary and appropriate defenses against all claims;

2.2.7                Party B shall appoint any designee of Party A as director of Party C, at the request of Party A;

2.2.8                At the request of Party A at any time, Party B shall promptly and unconditionally transfer its equity interests in Party C to Party A’s Designee(s) in accordance with the Equity Interest Purchase Option under this Agreement, and Party B hereby waives its right of first refusal to the share transfer by the other existing shareholder of Party C (if any); and

2.2.9                Party B shall strictly abide by the provisions of this Agreement and other contracts jointly or separately executed by and among Party B, Party C and Party A and/or Party A’s PRC subsidiary ChinaCache Network Technology (Beijing) Co., Ltd., perform the obligations hereunder and thereunder, and refrain from any action/omission that may affect the effectiveness and enforceability thereof. To the extent that Party B has any remaining rights with respect to the equity interests subject to this Agreement hereunder or under the Share Pledge Agreement among the same parties hereto or under the Power of Attorney granted in favor of Party A’s PRC subsidiary ChinaCache Network Technology (Beijing) Co., Ltd., Party B shall not exercise such rights except in accordance with the written instructions of Party A.

3.              Representations and Warranties

Party B and Party C hereby represent and warrant to Party A, jointly and severally, as of the date of this Agreement and each date of transfer of the Optioned Interests, that:

3.1            They have the authority to execute and deliver this Agreement and any share transfer contracts to which they are a party concerning the Optioned Interests to be transferred thereunder (each, a “Transfer Contracts”), and to perform their obligations under this Agreement and any Transfer Contracts. Party B and Party C agree to enter into Transfer Contracts consistent with the terms of this Agreement upon Party A’s exercise of the Equity Interest Purchase Option. This Agreement and the Transfer Contracts to which they are a party constitute or will constitute their legal, valid and binding obligations and shall be enforceable against them in accordance with the provisions thereof;

3.2            The execution and delivery of this Agreement or any Transfer Contracts and the obligations under this Agreement or any Transfer Contracts shall not: (i) cause any violation of any applicable laws of China; (ii) be inconsistent with the articles of association, bylaws or other organizational documents of Party C; (iii) cause the violation of any contracts or instruments to which they are a party or which are binding on them, or constitute any breach under any contracts or instruments to which they are a party or which are binding on them; (iv) cause any violation of any condition for the grant and/or continued effectiveness of any licenses or permits issued to either of them; or (v) cause the suspension or revocation of or imposition of additional conditions to any licenses or permits issued to either of them;

3.3            Party B has a good and merchantable title to the equity interests in Party C he holds. Except for Party B’s Share Pledge Agreement, Party B has not placed any security interest on such equity interests;

3.4            Party C has a good and merchantable title to all of its assets, and has not placed any security interest on the aforementioned assets;

3.5            Party C does not have any outstanding debts, except for (i) debt incurred in the ordinary course of business; and (ii) debts disclosed to Party A for which Party A’s written consent has been obtained.

3.6            Party C has complied with all laws and regulations of China applicable to asset acquisitions; and

3.7            There are no pending or threatened litigation, arbitration or administrative proceedings relating to the equity interests in Party C, assets of Party C or Party C.

4.                  Effective Date

This Agreement shall become effective upon the date hereof, and remain effective for a term of 10 years, and may be renewed for an additional 10 years at Party A’s election, and the times of such renewal are unlimited. Upon the effective date of this Agreement, the Existing Exclusive Option Agreement entered shall be terminated.

5.              Governing Law and Resolution of Disputes

5.1            Governing law

The execution, effectiveness, construction, performance, amendment and termination of this Agreement and the resolution of disputes hereunder shall be governed by the formally published and publicly available laws of China. Matters not covered by formally published and publicly available laws of China shall be governed by international legal principles and practices.

5.2            Methods of Resolution of Disputes

In the event of any dispute with respect to the construction and performance of this Agreement, the Parties shall first resolve the dispute through friendly negotiations. In the event the Parties fail to reach an agreement on the dispute within 30 days after either Party’s request to the other Parties for resolution of the dispute through negotiations, either Party may submit the relevant dispute to the China International Economic and Trade Arbitration Commission for arbitration, in accordance with its then effective arbitration rules. The arbitration shall be conducted in Beijing, and the language used in arbitration shall be Chinese. The arbitration award shall be final and binding on all Parties.

6.              Taxes and Fees

Each Party shall pay any and all transfer and registration tax, expenses and fees incurred thereby or levied thereon in accordance with the laws of China in connection with the preparation and execution of this Agreement and the Transfer Contracts, as well as the consummation of the transactions contemplated under this Agreement and the Transfer Contracts.

7.              Notices

7.1            All notices and other communications required or permitted to be given pursuant to this Agreement shall be delivered personally or sent by registered mail, postage prepaid, by a commercial courier service or by facsimile transmission to the address of such Party set forth below. A confirmation copy of each notice shall also be sent by email. The dates on which notices shall be deemed to have been effectively given shall be determined as follows:

7.1.1  Notices given by personal delivery, by courier service or by registered mail, postage prepaid, shall be deemed effectively given on the date of delivery or refusal at the address specified for notices.

7.1.2  Notices given by facsimile transmission shall be deemed effectively given on the date of successful transmission (as evidenced by an automatically generated confirmation of transmission).

7.2            For the purpose of notices, the addresses of the Parties are as follows:

Party A: ChinaCache International Holdings Ltd.

Address: Offshore Incorporations (Cayman) Limited, Scotia Center, 4th Floor, P.O. Box 2804, George Town, Cayman Islands, British West Indies

Attn: General Manager

Party B: Song Wang

Address:

Party C: Beijing Blue 1. T. Technologies co., Ltd.

Address: No. 8 A, Lang Qiu Garden, Ta Yuan, Haidian Disfrict, Beijing

Attn: General Manager

7.3            Any Party may at any time change its address for notices by a notice delivered to the other Parties in accordance with the terms hereof.

8.              Confidentiality

The Parties acknowledge that any oral or written information exchanged among them with respect to this Agreement is confidential information. Each Party shall maintain the confidentiality of all such information, and without obtaining the written consent of other Parties, it shall not disclose any relevant information to any third parties, except in the following circumstances: (a) such information is or will be in the public domain (provided that this is not the result of a public disclosure by the receiving Party); (b) information disclosed as required by applicable laws or rules or regulations of any stock exchange; or (c) information required to be disclosed by any Party to its legal counsel or financial advisor regarding the transaction contemplated hereunder, and such legal counsel or financial advisor are also bound by confidentiality duties similar to the duties in this Section. Disclosure of any confidential information by the staff members or agency hired by any Party shall be deemed disclosure of such confidential information by such Party, which Party shall be held liable for breach of this Agreement. This Section shall survive the termination of this Agreement for any reason.

9.              Further Warranties

The Parties agree to promptly execute documents that are reasonably required for or are conducive to the implementation of the provisions and purposes of this Agreement and take further actions that are reasonably required for or are conducive to the implementation of the provisions and purposes of this Agreement.

10.           Miscellaneous

10.1     Amendment, change and supplement

Any amendment, change and supplement to this Agreement shall require the execution of a written agreement by all of the Parties.

10.2     Entire agreement

the amendments, supplements or changes in writing executed after the execution of this Agreement, this Agreement shall constitute the entire agreement reached by and among the Parties hereto with respect to the subject matter hereof, and shall supersede all prior oral and written consultations, representations and contracts reached with respect to the subject matter of this Agreement.

10.3     Headings

The headings of this Agreement are for convenience only, and shall not be used to interpret, explain or otherwise affect the meanings of the provisions of this Agreement.

10.4     Language

This Agreement is written in both Chinese and English language in three copies, each Party having one copy with equal legal validity; in case there is any conflict between the Chinese version and the English version, the Chinese version shall prevail.

10.5 Severability

In the event that one or several of the provisions of this Agreement are found to be invalid, illegal or unenforceable in any aspect in accordance with any laws or regulations, the validity, legality or enforceability of the remaining provisions of this Agreement shall not be affected or compromised in any respect. The Parties shall strive in good faith to replace such invalid, illegal or unenforceable provisions with effective provisions that accomplish to the greatest extent permitted by law and the intentions of the Parties, and the economic effect of such effective provisions shall be as close as possible to the economic effect of those invalid, illegal or unenforceable provisions.

10.6     Successors

This Agreement shall be binding on and shall inure to the interest of the respective successors of the Parties and the permitted assigns of such Parties.

10.7 Survival

10.7.1  Any obligations that occur or that are due as a result of this Agreement upon the expiration or early termination of this Agreement shall survive the expiration or early termination thereof.

10.7.2  The provisions of Sections 5, 7, 8 and this Section 10.8 shall survive the termination of this Agreement.

10.8 Waivers

Any Party may waive the terms and conditions of this Agreement, provided that such a waiver must be provided in writing and shall require the signatures of the Parties. No waiver by any Party in certain circumstances with respect to a breach by other Parties shall operate as a waiver by such a Party with respect to any similar breach in other circumstances.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on the day and year herein above first written.

Party A: ChinaCache International Holdings Ltd.

By:	/s/ Xiaohong Kou
Name:	Xiaohong Kou
Title:	Director

Party B:Song Wang

By:	/s/ Song Wang

Party C: Beijing Blue I.T. Technologies Co.,Ltd.

By:	/s/ Huiling Ying
Name:	Huiling Ying
Title:	Legal Representative

Exclusive Option Agreement

This Exclusive Option Agreement (this “Agreement”) is executed by and among the following Parties as of the 20 day of January , 2016  in Beijing, China:

Party A: ChinaCache International Holdings Ltd., a Cayman corporation, organized and existing under the company law of the Cayman Islands, British West Indies (“Cayman”), with its address at Offshore Incorporations (Cayman) Limited, Scotia Center, 4th Floor, P.O. Box 2804, George Town, Cayman Islands, British West Indies;

Party B: Xiaohong Kou, a citizen of the People’s Republic of China (“China”) with Chinese Identification No.:      , whose address is at      ; and

Party C: Beijing Blue I. T. Technologies Co” Ltd., a limited liability company organized and existing under the laws of China, with its address at NO. 8A, Lang Qiu Garden, Ta Yuan, Hai Dian District, Beijing.

In this Agreement, each of Party A, Party B and Party C shall be referred to as a “Party” respectively, and they shall be collectively referred to as the “Parties”.

Whereas:

4.                   Party B holds 45% of the equity interest in Party C;

5.                   Party A and Party B executed a Loan Agreement on the 23 day of September 2005, under which Party A provide a loan in US dollars equivalent to the amount of 4,500,000 RMB to Party B to acquire 45% of the equity interest of Party C; Party A and Party B executed a loan agreement as of the date of this Agreement, under which Party A provides a loan in US dollars equivalent to  the amount of 4,500,000 RMB to Party B to subscribe the increased registered capital of Party C which shall result in Party A’s possession of 45% equity interests in Party C upon the completion of such capital increase. The aforesaid two loan agreements shall collectively be referred to as the “Loan Agreements”.

6.                   The Parties entered into an Exclusive Option Agreement as of September 23, 2005 and a Supplement Agreement to the Exclusive Option Agreement as of May 10, 2010 ( together “Existing Exclusive Option Agreement”).

Now therefore, upon mutual discussion and negotiation, the Parties have reached the following agreement:

1.              Sale and Purchase of Equity Interest

1.2            Option Granted

In consideration of the payment by Party A of the amount of loan specified under the Loan Agreements Party B hereby irrevocably grants Party A an irrevocable and exclusive right to purchase, or designate one or more persons (each, a “Designee”) to purchase the equity interests in Party C then held by Party B once or at multiple times at any time in part or in whole at Party A’s sole and absolute discretion to the extent permitted by Chinese laws and at the price described in Section 1.3 herein (such right being the “Equity Interest Purchase Option”). Except for Party A and the Designee(s), no other person shall be entitled to the Equity Interest Purchase Option or other rights with respect to the equity interests of Party B. Party C hereby agrees to the grant by Party B of the Equity Interest Purchase Option to Party A. The term “person” as used herein shall refer to individuals, corporations, partnerships, partners, enterprises, trusts or non-corporate organizations.

1.2            Steps for Exercise of Equity Interest Purchase Option

Subject to the provisions of the laws and regulations of China, Party A may exercise the Equity Interest Purchase Option by issuing a written notice to Party B (the “Equity Interest Purchase Option Notice”), specifying: (a) Party A’s decision to exercise the Equity Interest Purchase Option; (b) the portion of equity interests to be purchased from Party B (the “Optioned Interests”); and (c) the date for purchasing the Optioned Interests and/or the date for transfer of the Optioned Interests.

1.3            Equity Interest Purchase Price

The purchase price of the Optioned Interests (the “Equity Interest Purchase Price”) shall equal to the amount of outstanding loan provided under the Loan Agreement between Party A and Party B and the amount of outstanding Financial Support provided by Party A as requested by ChinaCache International Holdings Ltd. (“ChinaCache”), if any, and the Equity Interest Purchase Price can be off-set by the amount of outstanding loan and Financial Support payable by Party B. If any, and the Equity Interest Purchase Price can be off-set by the amount of outstanding loan and Financial Support payable by Party B. If an appraisal to Party C’s equity interest is required under the  PRC laws upon Party A’s exercise of the Equity Interest Purchase Option, the Equity Interest Purchase Price shall be determined by the appraisal result in accordance with PRC laws; if the after-appraisal Equity Interest Purchase Price obtained by Party B is higher than the sum of the outstanding loans under the Loan Agreements and the outstanding Financial Support provided by Party A as requested by ChinaCache, then Party B agrees to provide such excessive amount to Party A’s wholly owned subsidiaries in PRC in ways permitted by the PRC laws.

1.4            Transfer of Optioned Interests

For each exercise of the Equity Interest Purchase Option:

1.4.1                Party B shall cause Party C to promptly convene a shareholders’ meeting, at which a resolution shall be adopted approving Party B’s transfer of the Optioned Interests to Party A and/or the Designee(s);

Party B shall cause the shareholders’ meeting and board meeting of Party C to adopt the following resolutions the forms as set forth in Appendices II and III.

(b)              Party B’s transfer of its equity interests in part or in whole to Party A and/or the transferee designated by Party A; and

(b)     Other matters upon reasonable requirements of Party A.

1.4.2                Party B shall execute a share transfer agreement with respect to each transfer with Party A and/or each Designee (whichever is applicable), in accordance with the provisions of this Agreement and the Equity Interest Purchase Option Notice regarding the Optioned Interests. In order to facilitate the Equity Interest Purchase Option in this Agreement, Party B shall, upon the requirements of Party A, execute the Share Transfer Agreement in seven counterparts in accordance with the form set forth in Appendix I attached hereto, and provide the shareholders’ resolutions and the resolutions of the board of directors in accordance with the forms set forth in the Appendix II and Appendix III when executing and delivering this Agreement. The executed Share Transfer Agreement and the shareholders’ resolutions and the resolutions of the board of directors mentioned above shall be delivered to Party A for its custody.

In order to avoid the doubt, the Parties herein confirm that, for the intention of this Agreement, if the documents executed in accordance with Appendices I, II and III of this Agreement cannot meet the specific situation and/or the requirements of the laws and regulations of China then effective at the time of Party A’s exercise of the Option, Party B agrees to execute with Party A and/or the Designee such additional share transfer documents and other documents as necessary to make the share transfer documents effective and enforceable.

1.4.3                The relevant Parties shall execute all other necessary contracts, agreements or documents, obtain all necessary government licenses and permits and take all necessary actions to transfer valid ownership of the Optioned Interests to Party A and/or the Designee(s), unencumbered by any security interests, and cause Party A and/or the Designee(s) to become the registered owner(s) of the Optioned Interests. For the purpose of this Section and this Agreement, “security interests” shall include securities, mortgages, third party’s rights or interests, any stock options, acquisition right, right of first refusal, right to offset, ownership retention or other security arrangements, but shall be deemed to exclude any security interest created by this Agreement and Party B’s Share Pledge Agreement. “Party B’s Share Pledge Agreement” as used in this Section and this Agreement shall refer to the Share Pledge Agreement (“Share Pledge Agreement”) executed by and among Party A, Party B and Party C as of the date hereof, whereby Party B pledges all of its equity interests in Party C to Party A, in order to guarantee Party C’s performance of its obligations under the Exclusive Business Corporation Agreement, the Trademarks License Agreements and the Domain Names License Agreement executed by and between Party C and Party A.

1.5            Payment of the Equity Interest Purchase Price

Upon exercise of the Equity Interest Purchase Option by Party A, Party A may elect to make payment of the Equity Interest Purchase Price by cancelling the outstanding amount of loan owed by Party B to Party A and outstanding Financial Support provided by Party A to Party B as requested by ChinaCache (if any), in which case Party A shall not be required to pay any additional Equity Interest Purchase Price to Party B, and Party B’s outstanding loan and Financial Support (if any) shall be cancelled.

2.                  Covenants

2.1            Covenants regarding Party C

Party B (as the shareholders of Party C) and Party C hereby covenant as follows:

2.1.1                Without the prior written consent of Party A, they shall not in any manner supplement, change or amend the articles of association and bylaws of Party C, increase or decrease its registered capital, or change its structure of registered capital in other manners;

2.1.2                They shall maintain Party C’s corporate existence in accordance with good financial and business standards and practices by prudently and effectively operating its   business and handling its affairs;

2.1.3                Without the prior written consent of Party A, they shall not at any time following the date hereof, sell, transfer, mortgage or dispose of in any manner any assets of Party C or legal or beneficial interest in the business or revenues of Party C, or allow the encumbrance thereon of any security interest;

2.1.4                Without the prior written consent of Party A, they shall not incur, inherit, guarantee or suffer the existence of any debt, except for (i) debts incurred in the ordinary course of business other than through loans; and (ii) debts disclosed to Party A for which Party A’s written consent has been obtained;

2.1.5                They shall always operate all of Party C’s businesses during the ordinary course of business to maintain the asset value of Party C and refrain from any action/omission that may affect Party C’s operating status and asset value;

2.1.6                Without the prior written consent of Party A, they shall not cause Party C to execute any major contract, except the contracts in the ordinary course of business (for purpose of this subsection, a contract with a value exceeding RMB 100 shall be deemed a major contract);

2.1.7                Party C shall not provide any person with any loan or credit;

2.1.8                They shall provide Party A with information on Party C’s business operations and financial condition at Party A’s request;

2.1.9                If requested by Party A, they shall procure and maintain insurance in respect of Party C’s assets and business from an insurance carrier acceptable to Party A, at an amount and type of coverage typical for companies that operate similar businesses;

2.1.10         Without the prior written consent of Party A, they shall not cause or permit Party C to merge, consolidate with, acquire or invest in any person;

2.1.11         They shall immediately notify Party A of the occurrence or possible occurrence of any litigation, arbitration or administrative proceedings relating to Party C’s assets, business or revenue;

2.1.12         To maintain the ownership by Party C of all of its assets, they shall execute all necessary or appropriate documents, take all necessary or appropriate actions and file all necessary or appropriate complaints or raise necessary and appropriate defenses against all claims;

2.1.13         Without the prior written consent of Party A, Party C shall not in any manner distribute dividends to its shareholders; if upon Party A’s written request, Party C distributes all or part of its distributable profits to its shareholders, then Party B shall provide such profits as received to Party A’s wholly owned subsidiaries in PRC in ways permitted by the PRC laws; and

2.1.14         At the request of Party A, they shall appoint any persons designated by Party A as directors of Party C.

2.2            Covenants of Party B and Party C

Party B hereby covenants as follows:

2.2.1                Without the prior written consent of Party A, Party B shall not sell, transfer, mortgage or dispose of in any other manner any legal or beneficial interest in the equity interests in Party C held by Party B, or allow the encumbrance thereon of any security interest, except for the pledge placed on these equity interests in accordance with Party B’s Share Pledge Agreement;

2.2.2                Party B shall cause the shareholders’ meeting and/or the board of directors of Party C not to approve the sale, transfer, mortgage or disposition in any other manner of any legal or beneficial interest in the equity interests in Party C held by Party B, or allow the encumbrance thereon of any security interest, without the prior written consent of Party A, except for the pledge placed on these equity interests in accordance with Party B’s Share Pledge Agreement;

2.2.3                Party B shall cause the shareholders’ meeting or the board of directors of Party C not to approve the merger or consolidation with any person, or the acquisition of or investment in any person, without the prior written consent of Party A;

2.2.4                Party B shall immediately notify Party A of the occurrence or possible occurrence of any litigation, arbitration or administrative proceedings relating to the equity interests in Party C held by Party B;

2.2.5                Party B shall cause the shareholders’ meeting or the board of directors of Party C to vote their approval of the transfer of the Optioned Interests as set forth in this Agreement and to take any and all other actions that may be requested by Party A;

2.2.6                To the extent necessary to maintain Party B’s ownership in Party C, Party B shall execute all necessary or appropriate documents, take all necessary or appropriate actions and file all necessary or appropriate complaints or raise necessary and appropriate defenses against all claims;

2.2.7                Party B shall appoint any designee of Party A as director of Party C, at the request of Party A;

2.2.8                At the request of Party A at any time, Party B shall promptly and unconditionally transfer its equity interests in Party C to Party A’s Designee(s) in accordance with the Equity Interest Purchase Option under this Agreement, and Party B hereby waives its right of first refusal to the share transfer by the other existing shareholder of Party C (if any); and

2.2.9                Party B shall strictly abide by the provisions of this Agreement and other contracts jointly or separately executed by and among Party B, Party C and Party A and/or Party A’s PRC subsidiary ChinaCache Network Technology (Beijing) Co., Ltd., perform the obligations hereunder and thereunder, and refrain from any action/omission that may affect the effectiveness and enforceability thereof. To the extent that Party B has any remaining rights with respect to the equity interests subject to this Agreement hereunder or under the Share Pledge Agreement among the same parties hereto or under the Power of Attorney granted in favor of Party A’s PRC subsidiary ChinaCache Network Technology (Beijing) Co., Ltd., Party B shall not exercise such rights except in accordance with the written instructions of Party A.

3.                  Representations and Warranties

Party B and Party C hereby represent and warrant to Party A, jointly and severally, as of the date of this Agreement and each date of transfer of the Optioned Interests, that:

3.1            They have the authority to execute and deliver this Agreement and any share transfer contracts to which they are a party concerning the Optioned Interests to be transferred thereunder (each, a “Transfer Contracts”), and to perform their obligations under this Agreement and any Transfer Contracts. Party B and Party C agree to enter into Transfer Contracts consistent with the terms of this Agreement upon Party A’s exercise of the Equity Interest Purchase Option. This Agreement and the Transfer Contracts to which they are a party constitute or will constitute their legal, valid and binding obligations and shall be enforceable against them in accordance with the provisions thereof;

3.2            The execution and delivery of this Agreement or any Transfer Contracts and the obligations under this Agreement or any Transfer Contracts shall not: (i) cause any violation of any applicable laws of China; (ii) be inconsistent with the articles of association, bylaws or other organizational documents of Party C; (iii) cause the violation of any contracts or instruments to which they are a party or which are binding on them, or constitute any breach under any contracts or instruments to which they are a party or which are binding on them; (iv) cause any violation of any condition for the grant and/or continued effectiveness of any licenses or permits issued to either of them; or (v) cause the suspension or revocation of or imposition of additional conditions to any licenses or permits issued to either of them;

3.3            Party B has a good and merchantable title to the equity interests in Party C he holds. Except for Party B’s Share Pledge Agreement, Party B has not placed any security interest on such equity interests;

3.4            Party C has a good and merchantable title to all of its assets, and has not placed any security interest on the aforementioned assets;

3.5            Party C does not have any outstanding debts, except for (i) debt incurred in the ordinary course of business; and (ii) debts disclosed to Party A for which Party A’s written consent has been obtained.

3.6            Party C has complied with all laws and regulations of China applicable to asset acquisitions; and

3.7            There are no pending or threatened litigation, arbitration or administrative proceedings relating to the equity interests in Party C, assets of Party C or Party C.

5.              Effective Date

This Agreement shall become effective upon the date hereof, and remain effective for a term of 10 years, and may be renewed for an additional 10 years at Party A’s election, and the times of such renewal are unlimited. Upon the effective date of this Agreement, the Existing Exclusive Option Agreement shall be terminated.

5.              Governing Law and Resolution of Disputes

5.1            Governing law

The execution, effectiveness, construction, performance, amendment and termination of this Agreement and the resolution of disputes hereunder shall be governed by the formally published and publicly available laws of China. Matters not covered by formally published and publicly available laws of China shall be governed by international legal principles and practices.

5.2            Methods of Resolution of Disputes

In the event of any dispute with respect to the construction and performance of this Agreement, the Parties shall first resolve the dispute through friendly negotiations. In the event the Parties fail to reach an agreement on the dispute within 30 days after either Party’s request to the other Parties for resolution of the dispute through negotiations, either Party may submit the relevant dispute to the China International Economic and Trade Arbitration Commission for arbitration, in accordance with its then effective arbitration rules. The arbitration shall be conducted in Beijing, and the language used in arbitration shall be Chinese. The arbitration award shall be final and binding on all Parties.

8.              Taxes and Fees

Each Party shall pay any and all transfer and registration tax, expenses and fees incurred thereby or levied thereon in accordance with the laws of China in connection with the preparation and execution of this Agreement and the Transfer Contracts, as well as the consummation of the transactions contemplated under this Agreement and the Transfer Contracts.

9.              Notices

7.1            All notices and other communications required or permitted to be given pursuant to this Agreement shall be delivered personally or sent by registered mail, postage prepaid, by a commercial courier service or by facsimile transmission to the address of such Party set forth below. A confirmation copy of each notice shall also be sent by email. The dates on which notices shall be deemed to have been effectively given shall be determined as follows:

7.1.1                Notices given by personal delivery, by courier service or by registered mail, postage prepaid, shall be deemed effectively given on the date of delivery or refusal at the address specified for notices.

7.1.2                Notices given by facsimile transmission shall be deemed effectively given on the date of successful transmission (as evidenced by an automatically generated confirmation of transmission).

9.2            For the purpose of notices, the addresses of the Parties are as follows:

Party A: ChinaCache International Holdings Ltd.

Address: Offshore Incorporations (Cayman) Limited, Scotia Center, 4th Floor, P.O. Box 2804, George Town, Cayman Islands, British West Indies

Attn: General Manager

Party B: Xiaohong Kou

Address:

Party C: Beijing Blue 1. T. Technologies co., Ltd.

Address: No. 8 A, Lang Qiu Garden, Ta Yuan, Haidian Disfrict, Beijing

Attn: General Manager

7.3            Any Party may at any time change its address for notices by a notice delivered to the other Parties in accordance with the terms hereof.

8.              Confidentiality

The Parties acknowledge that any oral or written information exchanged among them with respect to this Agreement is confidential information. Each Party shall maintain the confidentiality of all such information, and without obtaining the written consent of other Parties, it shall not disclose any relevant information to any third parties, except in the following circumstances: (a) such information is or will be in the public domain (provided that this is not the result of a public disclosure by the receiving Party); (b) information disclosed as required by applicable laws or rules or regulations of any stock exchange; or (c) information required to be disclosed by any Party to its legal counsel or financial advisor regarding the transaction contemplated hereunder, and such legal counsel or financial advisor are also bound by confidentiality duties similar to the duties in this Section. Disclosure of any confidential information by the staff members or agency hired by any Party shall be deemed disclosure of such confidential information by such Party, which Party shall be held liable for breach of this Agreement. This Section shall survive the termination of this Agreement for any reason.

9.              Further Warranties

The Parties agree to promptly execute documents that are reasonably required for or are conducive to the implementation of the provisions and purposes of this Agreement and take further actions that are reasonably required for or are conducive to the implementation of the provisions and purposes of this Agreement.

10.       Miscellaneous

10.1     Amendment, change and supplement

Any amendment, change and supplement to this Agreement shall require the execution of a written agreement by all of the Parties.

10.2     Entire agreement

the amendments, supplements or changes in writing executed after the execution of this Agreement, this Agreement shall constitute the entire agreement reached by and among the Parties hereto with respect to the subject matter hereof, and shall supersede all prior oral and written consultations, representations and contracts reached with respect to the subject matter of this Agreement.

10.3     Headings

The headings of this Agreement are for convenience only, and shall not be used to interpret, explain or otherwise affect the meanings of the provisions of this Agreement.

10.4     Language

This Agreement is written in both Chinese and English language in three copies, each Party having one copy with equal legal validity; in case there is any conflict between the Chinese version and the English version, the Chinese version shall prevail.

10.5     Severability

In the event that one or several of the provisions of this Agreement are found to be invalid, illegal or unenforceable in any aspect in accordance with any laws or regulations, the validity, legality or enforceability of the remaining provisions of this Agreement shall not be affected or compromised in any respect. The Parties shall strive in good faith to replace such invalid, illegal or unenforceable provisions with effective provisions that accomplish to the greatest extent permitted by law and the intentions of the Parties, and the economic effect of such effective provisions shall be as close as possible to the economic effect of those invalid, illegal or unenforceable provisions.

10.6     Successors

This Agreement shall be binding on and shall inure to the interest of the respective successors of the Parties and the permitted assigns of such Parties.

10.7     Survival

10.7.1         Any obligations that occur or that are due as a result of this Agreement upon the expiration or early termination of this Agreement shall survive the expiration or early termination thereof.

10.7.2         The provisions of Sections 5, 7, 8 and this Section 10.8 shall survive the termination of this Agreement.

10.8     Waivers

Any Party may waive the terms and conditions of this Agreement, provided that such a waiver must be provided in writing and shall require the signatures of the Parties. No waiver by any Party in certain circumstances with respect to a breach by other Parties shall operate as a waiver by such a Party with respect to any similar breach in other circumstances.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on the day and year herein above first written.

Party A: ChinaCache International Holdings Ltd.

By :	/s/ Xiaohong Kou
Name :	Xiaohong Kou
Title :	Director

Party B: Xiaohong Kou

By :	/s/ Xiaohong Kou

Party C : Beijing Blue I.T. Technologies Co.,Ltd.

By :	/s/ Huiling Ying
Name :	Huiling Ying
Title :	Legal Representative